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                                                                  EXHIBIT (a)(5)

                               OFFER TO PURCHASE

                            FOR CASH UP TO 467,886
                            SHARES OF COMMON STOCK

                           (INCLUDING THE ASSOCIATED
                         COMMON STOCK PURCHASE RIGHTS)

                                      OF

                                   HEI, INC.


                                      AT

                          $8.00 NET PER SHARE IN CASH

                                      BY

                             FANT INDUSTRIES INC.


                                                                 March 10, 1998

To Our Clients:

  Enclosed for your consideration is the Offer to Purchase, dated March 10, 1998 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to an offer by Fant Industries Inc., a Delaware corporation ("Purchaser"), to purchase (i) 467,886 shares (the "Shares") of common stock, par value $0.05 per share, of HEI, Inc., a Minnesota corporation (the "Company"), or such greater number of Shares which constitutes 11.5% of the total number of Shares outstanding as of the Expiration Date (as defined in the Offer to Purchase), and (ii) (unless and until Purchaser declares that the Board Action Condition (as defined in the Offer to Purchase) is satisfied) the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 27, 1988, as amended, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, at a purchase price of $8.00 per Share (including the associated Right), net to the seller in cash, without interest thereon (the "Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase.

  Unless the Rights are redeemed prior to the Expiration Date, holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, shareholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and separate certificates representing the Rights have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and separate certificates representing the rights have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving the certificates for Rights by use of the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date certificates for Rights
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are distributed. Purchaser reserves the right to require that the Depositary receive certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

  If a shareholder desires to tender Shares and Rights pursuant to the Offer and such shareholder's certificates representing Shares or, if applicable, certificates representing the Rights are not immediately available (including because certificates for Rights have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

  A tender of such Shares and Rights can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of such Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $8.00 per Share, including the associated Rights, net to the seller in cash without interest.

    2. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, April 7, 1998, unless the Offer is extended to a later date and time. Shares which are tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

    3. The Offer is being made for 11.5% of the outstanding Shares.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares, including the Rights, which constitute 11.5% of the outstanding Shares of the Company.

    5. Shareholders who tender Shares and Rights will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares and Rights by Purchaser pursuant to the Offer.

  Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares or Rights pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares or Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares and Rights, please complete, sign and return to us the form set forth below. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the instruction form set forth below.

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

                    INSTRUCTIONS WITH RESPECT TO THE OFFER
              TO PURCHASE FOR CASH 467,886 SHARES OF COMMON STOCK
                           (INCLUDING THE ASSOCIATED
                         COMMON STOCK PURCHASE RIGHTS)
                                      OF
                                   HEI, INC.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 10, 1998, and the Letter of Transmittal (which, together as amended from time to time constitute the "Offer") relating to the offer by Fant Industries Inc., a Delaware corporation ("Purchaser"), to purchase (i) 467,886 shares (the "Shares") of common stock, par value $0.05 per share (the "Common Stock"), of HEI, Inc., a Minnesota corporation (the "Company"), and
(ii) (unless and until Purchaser declares that the Board Action Condition (as defined in the Offer to Purchase) is satisfied) the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 27, 1988, as amended, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement").

  This will instruct you to tender to Purchaser the number of Shares and Rights indicated below (or if no number is indicated below, all Shares and Rights) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES AND RIGHTS TO                        SIGN HERE
      BE TENDERED:*

                                       ---------------------------------------

SHARES AND RIGHTS:

                                       ---------------------------------------

Account Number: ______________________              SIGNATURE(S)


Dated: ________________________ , 1998 ---------------------------------------

                                       ---------------------------------------
                                        PLEASE PRINT NAME(S) AND ADDRESS(ES)
                                                        HERE

                                       ---------------------------------------
                                           AREA CODE AND TELEPHONE NUMBER

                                       ---------------------------------------
                                        TAX IDENTIFICATION OR SOCIAL SECURITY
                                                      NUMBER(S)
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* Unless otherwise indicated, it will be assumed that all of your Shares and
 Rights held by us for your account are to be tendered.

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